SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.     )

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[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

Clean Harbors, Inc.

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March 21, 2002

Corporate Headquarters
1501 Washington Street
Braintree, Massachusetts 02184
Tel. 781-849-1800

To Our Fellow Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2002 Annual Meeting of Stockholders, to be held on Wednesday, April 24, 2002 in Boston, Massachusetts.

Information about the Annual Meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. You will have an opportunity to ask questions of our management team if you attend the meeting in person.

Your vote is important. You can be sure your shares are represented at the meeting by completing, signing, and returning your proxy form in the enclosed envelope, even if you plan to attend the meeting. Sending in your proxy will not prevent you from voting in person at the meeting should you wish to do so.

Thank you for your continued support of Clean Harbors. We look forward to seeing those stockholders who are able to attend the Annual Meeting on April 24.

Sincerely,

Alan S. McKim
Chairman of the Board

CLEAN HARBORS, INC.
1501 Washington Street
Braintree, Massachusetts 02184

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Clean Harbors, Inc. (the ‘‘Company’’), will be held at 10:00 a.m., local time, on Wednesday, April 24, 2002, at Seaport Hotel, One Seaport Lane, Boston, Massachusetts, for the following purposes:

1.	To elect three (3) Class I members of the Board of Directors of the Company to serve until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected;

2.
To consider and act upon a proposal to amend the Company’s 2000 Stock Incentive Plan in order to increase, subject to the completion of a proposed acquisition by the Company described in this attached Proxy Statement, the number of shares subject to the Plan from 800,000 to 1,500,000; and

3.	To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.
Stockholders of record at the close of business on March 21, 2002 will be entitled to notice and to vote at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please date, sign and mail your proxy in the enclosed envelope to ensure that your shares will be represented at the meeting.

By order of the Board of Directors

C. Michael Malm, Clerk

March 21, 2002
Boston, Massachusetts

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

CLEAN HARBORS, INC.
1501 Washington Street
Braintree, MA 02184

PROXY STATEMENT

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation of proxies by the Board of Directors of Clean Harbors, Inc., a Massachusetts corporation (the ‘‘Company’’), for use at the Annual Meeting of Stockholders of the Company to be held at the Seaport Hotel, One Seaport Lane, The Seaport Ballroom, Boston, Massachusetts, on April 24, 2002, commencing at 10:00 a.m., local time, and any adjournment thereof.

PROXY SOLICITATION

Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified or, if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Clerk of the Company. The cost of this solicitation shall be borne by the Company. Solicitations of proxies by telephone or in person may be made by the Company’s directors, officers or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. This Proxy Statement and the accompanying proxy form are scheduled to be mailed to stockholders beginning on March 22, 2002.

INFORMATION AS TO VOTING SECURITIES

The holders of the Company’s Common Stock and Series B Convertible Preferred Stock vote as a single class with respect to the election of directors and most other matters. Each issued and outstanding share of the Company’s Common Stock, $.01 par value per share, and each issued and outstanding share of the Company’s Series B Convertible Preferred Stock, $.01 par value per share, is entitled to one vote. Only stockholders of record at the close of business on March 21, 2002 will be entitled to vote at the meeting. On March 1, 2002, there were 11,838,117 shares of Common Stock and 112,000 shares of Series B Convertible Preferred Stock of the Company outstanding and entitled to vote. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting.

The election of the Class I directors will require the affirmative vote of the holders of a plurality of the shares of both classes of stock represented at the meeting. Approval of the proposed amendment of the Company’s 2000 Stock Incentive Plan and any other matters which may properly come before the meeting will require the affirmative vote of the holders of a majority of the shares represented and entitled to vote on such proposals at the meeting. Votes withheld from any nominee for election as a director, abstentions, and broker ‘‘non-votes’’ are counted as present or represented for purposes of determining the presence of a quorum for the meeting. Therefore, votes withheld from any nominee for director will have the effect of ‘‘against’’ votes. Broker ‘‘non-votes’’ occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in ‘‘street name’’ have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on ‘‘routine’’ proposals but not on non-routine matters. The election of directors is considered a routine matter but the amendment of the 2000 Stock Incentive Plan is considered a non-routine matter; thus, it is anticipated that broker “non-votes” may occur with respect to the amendment of the 2000 Stock Incentive Plan.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position
Alan S. McKim	47	Chairman of the Board of Directors, President and Chief Executive Officer
John P. DeVillars	52	Director
John F. Kaslow	69	Director
Daniel J. McCarthy	70	Director
John T. Preston	52	Director
Thomas J. Shields	54	Director
Lorne R. Waxlax	68	Director
Gene A. Cookson	44	Executive Vice President and Chief Operating Officer *
George L. Curtis	43	Vice President, Transportation and Disposal Services *
William J. Geary	54	Executive Vice President and General Counsel *
Eric W. Gerstenberg	33	Senior Vice President, Disposal Services*
Roger A. Koenecke	53	Senior Vice President and Chief Financial Officer
John P. Lawton	41	Senior Vice President, Onsite Services *
Joseph L. McNally	44	Vice President, Management Information Systems *
Stephen H. Moynihan	45	Senior Vice President Planning & Development
David M. Parry	36	Senior Vice President, Eastern Operations *
Carl Paschetag, Jr.	42	Vice President, Treasurer and Controller

*	Officer of Clean Harbors Environmental Services, Inc., a wholly-owned subsidiary of the parent holding company, Clean Harbors, Inc.

Alan S. McKim founded the Company in 1980 and is Chairman of the Board of Directors, President, and Chief Executive Officer of the Company. He serves as a director of most of the Company’s subsidiaries. Mr. McKim served as President of the Company and its predecessor from 1980 to 1988. Mr. McKim holds an MBA from Northeastern University. He has been a director of the Company since its formation. His current term as a Class I director expires this year, and he is standing for reelection for a three-year term.

John P. DeVillars is currently Executive Vice President of Brownfields Recovery Corporation, a privately owned company engaged in remediating and redeveloping environmentally impacted properties; the Managing Partner of Urban Environmental Fund, LP, a fund engaged in acquiring and redeveloping environmentally impacted sites; and a Visiting Lecturer in Environmental Policy at the Massachusetts Institute of Technology. From 1994 through 2000 Mr. DeVillars was the New England Administrator for the U.S. Environmental Protection Agency, from 1991 to 1994 Mr. DeVillars was a Director of Environmental Advisory Services with Coopers & Lybrand, and from 1988 to 1991 Mr. DeVillars served as Secretary of Environmental Affairs for the Commonwealth of Massachusetts. Mr. DeVillars holds a Masters in Public Administration from the John F. Kennedy School of Government, Harvard University and a Bachelor of Arts from the University of Pennsylvania. He has served as a director of the Company since June 2001. His current term as a Class III director expires in 2004.

John F. Kaslow is a consultant to the electric industry. Mr. Kaslow served for 8 years as an advisor to the Electric Power Research Institute (‘‘EPRI’’), a collaborative research organization which provides advanced science and technology to its member companies and their customers. Prior to joining EPRI, Mr. Kaslow served for 34 years with the New England Electric System (‘‘NEES’’), where he held a number of engineering, operating and general management positions, including serving prior to his retirement as a director, Executive Vice President and Chief Operating Officer of NEES, and as a director and President of its New England Power Company subsidiary. Mr. Kaslow is a director of Doble Engineering Company. He has served as a director of the Company since 1991. His current term as a Class I director expires in 2002, and he is standing for reelection for a three-year term.

Daniel J. McCarthy has been a Professor of Strategic Management at Northeastern University since 1972, prior to which he was President of Computer Environments Corporation, a computer services company. In the past, he served on five boards, most recently at Tufts Associated Health Maintenance Organization, as a member of its Audit Committee and as Chairman of its Investment Committee. Mr. McCarthy also served as director and member of the Audit and Compensation Committees of MANAGEDCOMP, Inc. Mr. McCarthy holds an AB and MBA degree from Dartmouth College and a DBA degree from Harvard Business School. He has served as a director of the Company since 1987. His current term as a Class III director expires in 2004.

John T. Preston is President and Chief Executive Officer of Atomic Ordered Materials and serves on the boards of several private companies. From 1992 through 1995, he served as Director of Technology Development at the Massachusetts Institute of Technology. From 1986 to 1992 he was Director of the M.I.T. Technology Licensing Office. He holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. Prior to joining the Board of the Company, Mr. Preston served on the board of Clean Harbors Technology Corporation. He has served as a director of the Company since 1995. His current term as a Class II director expires in 2003.

Thomas J. Shields is Managing Director of Shields & Company, an investment banking firm that he co-founded in 1991. He is currently a director of B.J.’s Wholesale Club, Inc., Seaboard Corporation and Versar, Inc. Mr. Shields is a graduate of Harvard College and Harvard Business School. He has served as a director of the Company since September 1999. His current term as a Class I director expires this year, and he is standing for reelection for a three-year term.

Lorne R. Waxlax served as Executive Vice President of The Gillette Company from 1985 to 1993, with worldwide responsibility for Braun AG, Oral-B Laboratories and Jafra Cosmetics International. He is currently a director of B.J.’s Wholesale Club, Inc, HON Industries Inc., House2Home, Inc. and Pennzoil-Quaker State Corporation. Mr. Waxlax holds a BBA degree from the University of Minnesota and an MBA degree from Northwestern University. He has served as a director of the Company since 1994. His current term as a Class II director expires in 2003.

Gene A. Cookson is Executive Vice President and Chief Operating Officer. Mr. Cookson rejoined the Company in 1998 as Senior Vice President, Field Services & Operations. From 1996 to 1998, Mr. Cookson was the Vice President of Operations of The Flatley Group, a privately owned real estate management company, and he was in charge of major accounts at the Gartner Group. From 1991 to 1996, Mr. Cookson held a variety of management positions with the Company including Director of Sales, Director of the CleanPack Product Line and Field Services General Manager. Mr. Cookson holds a Masters Degree in Civil Environmental Engineering from Northeastern University.

George L. Curtis is Vice President, Transportation and Disposal Services. Mr. Curtis joined the Company in 1980 , and he has served in a variety of management positions the most recent of which were Vice President of Marketing and Vice President of Business Development. Mr. Curtis holds an MBA from Northeastern University and a Bachelors of Arts in Biology from Columbia University.

William J. Geary is Executive Vice President and General Counsel of the Company. He joined the Company in 1989 and he has served as Vice President of Government Relations and as Special Counsel for the Company.

Prior to joining the Company, Mr. Geary served in various senior positions in Massachusetts state government. Mr. Geary holds a Bachelor’s Degree from the University of Massachusetts at Boston, a Masters Degree in Government and Management from Northeastern University, and a J.D. from Suffolk University Law School. He was awarded a Loeb Fellowship in Advanced Environmental Studies at Harvard University. Mr. Geary is admitted to the Bar in Massachusetts and the District of Columbia as well as the Bar of the United States Supreme Court.

Eric W. Gerstenberg is Senior Vice President, Disposal Services. Mr. Gerstenberg rejoined the Company in June 1999 as Vice President of Disposal Services of Clean Harbors Environmental Services, Inc. From 1997 to 1999, Mr. Gerstenberg was the Vice President of Operations for Pollution Control Industries, a privately owned environmental services company. From 1989 to 1997, Mr. Gerstenberg held a variety of positions with the Company including General Manager of the Natick, Baltimore and Chicago facilities. Mr. Gerstenberg holds a Bachelors of Science degree in Engineering from Syracuse University.

Roger A. Koenecke joined the Company as Senior Vice President and Chief Financial Officer in 1998. From 1982 through 1997, Mr. Koenecke held a variety of management positions, including Senior Vice President and Chief Financial Officer, with Millbrook Distribution Services, Inc. and its predecessor corporations, which are engaged in the distribution of health and beauty care, general merchandise, and specialty food products. Prior to that, he was an Audit Manager with Price Waterhouse & Co., an international accounting firm. Mr. Koenecke holds a BS in Chemistry and MBA from the University of Wisconsin.

John P. Lawton is currently Senior Vice President, Onsite Services. Mr. Lawton rejoined the Company as Senior Vice President, Sales and Marketing in 2000 and held this position through 2001. Mr. Lawton first joined the Company in 1988, and he has served in a variety of management positions with the most recent being Director of Sales for all service areas outside New England, Senior Vice President of Corporate Marketing and National Accounts, and President of Harbor Management Consultants, Inc., a wholly-owned subsidiary of the Company. Mr. Lawton received a BA degree from North Adams State College.

Joseph L. McNally is Vice President, Management Information Systems. Mr. McNally joined the Company in 1985 and he has served in a variety of management positions the most recent of which was Vice President and General Manager of Clean Harbors of Chicago, and Vice President of Central Services. Mr. McNally holds a Bachelors of Science in Chemistry from Framingham State University.

Stephen H. Moynihan has served as an officer of either the Company or one or more of its subsidiaries since 1987. In 1996, he was appointed Senior Vice President Planning and Development, prior to which he served as Vice President and Treasurer. Mr. Moynihan served as Vice President of Strategic Planning of Clean Harbors Environmental Services from 1990 until 1995. Prior to joining Clean Harbors, Mr. Moynihan was Audit Manager for Gerald T. Reilly and Company, a public accounting firm. Mr. Moynihan holds a BS degree in Accounting from Bentley College.

David M. Parry is Senior Vice President, Eastern Operations. Mr. Parry joined the Company in 1988 and he has served in a variety of management positions with the most recent being District Sales Manager, Regional Manager of CleanPack® and T&D Services, and Vice President, Northeast Region. Mr. Parry holds a Bachelors of Science from the Massachusetts Maritime Acadamy.

Carl Paschetag, Jr. joined the Company as Vice President, Treasurer and Controller in 1997. He also serves as Vice President and Treasurer of most of the Company’s subsidiaries. From 1994 through 1997, Mr. Paschetag was the Controller of Cambridge Energy Research Associates, a privately owned international management consulting company. From 1987 through 1994, Mr. Paschetag held a variety of management positions with Draka Holdings B.V., a publicly held company traded on the Amsterdam Exchange. Prior to that, Mr. Paschetag worked for KPMG Peat Marwick, an international accounting firm. He holds a BBA in Accounting from The University of Texas.

Set forth below is information as to ownership of the Company’s Common Stock as of March 1, 2002 by each director of the Company, each of the executive officers named in the Summary Compensation Table set forth below, and all directors and executive officers as a group. No director or executive officer owns any Series B Convertible Preferred Stock. Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the specified shares.

Stock Ownership of Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Alan S. McKim	4,231,762	(2)	32.7%
John P. DeVillars	3,000		*
John F. Kaslow	10,966		*
Daniel J. McCarthy	11,866	(3)	*
John T. Preston	16,666		*
Thomas J. Shields	9,916		*
Lorne R. Waxlax	76,866	(4)	*
Gene A. Cookson	76,305		*
William J. Geary	44,163		*
Roger A. Koenecke	39,601		*
David M. Parry	28,490		*
All current directors and executive officers as a group (17 persons)	4,807,633		37.2%

*	Less than 1%
(1)
Beneficial ownership has been determined in accordance with Securities and Exchange Commission regulations and includes the following number of shares of the Company’s Common Stock which may be acquired under stock options which are exercisable within 60 days of March 1, 2002: Mr. DeVillars (2,000 shares), Mr. Kaslow (9,666 shares), Mr. McCarthy (11,666 shares), Mr. Preston (16,666 shares), Mr. Shields (9,416 shares), Mr. Waxlax (13,666 shares), Mr. Cookson (62,000 shares), Mr. Geary (38,900 shares), Mr. Koenecke (32,000 shares), Mr. Parry (28,490 shares), and all current directors and executive officers as a group (355,724 shares).

(2)	Excludes 60,000 shares owned by a trust for Mr. McKim’s children as to which Mr. McKim holds no voting or investment power.
(3)	Includes 200 shares owned by Mr. McCarthy’s son as to which Mr. McCarthy shares voting and investment power.
(4)	Includes 3,000 shares owned by Mr. Waxlax’s son as to which Mr. Waxlax shares voting and investment power.

To the Company’s knowledge, as of March 1, 2002, no person or entity ‘‘beneficially owned’’ (as that term is defined by the Securities and Exchange Commission) 5% or more of the Company’s Common Stock or Series B Convertible Preferred Stock, except as shown in the following table. Except as otherwise indicated below, the Company understands that the named person or entity has sole voting and investment power with respect to the specified shares. The holders of the Company’s Common Stock and Series B Convertible Preferred Stock vote as a single class with respect to the election of directors and most other matters.

Name and Address	Number of Shares		Percent and Class of Stock
Alan S. McKim	4,231,762	(1)	32.7% Common Stock
Clean Harbors, Inc. 1501 Washington Street Braintree, MA 02184

Dimensional Fund Advisors, Inc.	765,200	(2)(3)	5.9% Common Stock
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

John Hancock Life Insurance Company	737,810	(4)	5.7% Common Stock
200 Clarenden Street
Boston, MA 02117

Blazerman & Co	48,000		42.9% Series B
Grandview Capital Management, LLC			Convertible Preferred
820 Manhattan Avenue			Stock
Suite 200
Manhattan Beach, CA 90266

Bost & Co.	42,000		37.5% Series B
c/o Mellon Guarantee Trust Company As Investment Advisor and Agent for the			Convertible Preferred Stock
Alfred P. Sloan Foundation
Church Street Station
New York, NY 10008

Cede & Co.	17,000		15.2% Series B
c/o The Depository Trust Company			Convertible Preferred
P.O. Box 20			Stock
Bowling Green Station
New York, NY 10274
__________________
(1)	Excludes 60,000 shares owned by a trust for Mr. McKim’s children as to which Mr. McKim holds no voting or investment power.
(2)	Based upon ownership as of December 31, 2001 shown on Schedule 13G filed with the Company by the specified entity in January 2002.
(3)
Dimensional Fund Advisors Inc. (‘‘Dimensional’’), a registered investment advisor, is deemed to have beneficial ownership of 765,200 shares of Clean Harbors, Inc. stock as of December 31, 2001, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4)
John Hancock Life Insurance Company (“John Hancock”) is deemed to have beneficial ownership of 737,810 shares of Clean Harbors, Inc. stock as of December 31, 2001 due to owning warrants to purchase this number of shares. The warrants are held by John Hancock, its subsidiaries and funds for which John Hancock serves as investment manager.

ELECTION OF DIRECTORS
(Item 1 on Proxy Form)

The Board of Directors of the Company is currently composed of seven directors classified into three classes. There are three Class I Directors, and two Class II and Class III Directors. One class of directors is elected each year for a term of three years. The term of the Class I Directors, John F. Kaslow, Alan S. McKim and Thomas J. Shields, shall expire at the 2002 Annual Meeting. The Board of Directors has nominated the foregoing to continue to serve as Class I Directors.

Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the Annual Meeting to elect John F. Kaslow, Alan S. McKim and Thomas J. Shields as Class I directors of the Company for a three-year term, until the 2005 Annual Meeting of Stockholders and until their respective successors shall be duly elected. In the event that one or more of the nominees is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company’s Board of Directors.

The Board of Directors recommends that stockholders vote ‘‘FOR’’ the proposal to elect Messrs. Kaslow, McKim and Shields as directors.

Compensation of Directors

Under the Company’s 2000 Stock Incentive Plan approved by stockholders at the 2000 Annual Meeting, each director who is not an employee of the Company receives upon election to the Board a grant of a five-year, non-qualified stock option to purchase that number of shares of the Company’s Common Stock determined by multiplying 2,000 by the number of years or fraction thereof for which the director shall be elected, at the market price of the Common Stock on the date of election, vesting immediately as to the first 2,000 shares of any award and as to an additional 2,000 shares on each anniversary of the date of election. Awards to directors appointed to fill a vacancy on the Board for less than one year are prorated. During 2001, upon the election as directors to serve for a term of three years, Messrs. DeVillars and McCarthy, the only non-employees elected as a director during such year, received options for 6,000 shares at the market price of $2.61 per share.

The Company's policy is to pay each director who is not an employee an annual retainer fee of $20,000 plus $1,500 for each board meeting attended, $750 for each committee meeting attended and for meetings conducted by telephone conference call. The Company also pays outside directors who are members of committees of the Board $1,000 for membership on a committee and an additional $4,000 for serving as chairman of a committee. Directors are reimbursed for expenses incurred in connection with service on the Board. Total fees paid to outside directors in 2001 were as follows: Mr. Bell $17,500, Mr. DeVillars $13,833, Mr. Kaslow $45,250, Mr. McCarthy $44,750, Mr. Preston $32,000, Mr. Shields $33,500, and Mr. Waxlax $43,250. Mr. Bell retired from the Board effective with the 2001 Annual Meeting of Stockholders.

Board Committees and Meetings

During 2001, the Board of Directors held six meetings, one of which was held by conference call.

The Board of Directors has established an Audit Committee consisting of members of the Board of Directors who are not employed by the Company. During 2001, Messrs. Bell, Kaslow, Preston and Shields served on the Audit Committee. The primary functions of the Audit Committee are to recommend the selection of independent public accountants, to review the scope of and approach to audit work, and to meet with and review the activities of the Company’s accountants and the independent public accountants. During 2001, there were six meetings of the Audit Committee, of which three were held by conference call. The Board of Directors has established a Compensation and Stock Option Committee. During 2001, the Compensation and Stock Option

Committee consisted of three non-employee directors: Messrs. Kaslow, McCarthy and Waxlax. During 2001, there were six meetings of the Compensation and Stock Option Committee, of which one was held by conference call. The Board of Directors has also established a Corporate Governance Committee consisting of three directors: Messrs Waxlax, McKim and McCarthy. The Corporate Governance Committee serves as the nominating committee of the Board. This committee met three times in 2001.

During 2001, all directors attended at least 75 percent of the meetings of the Board and the committees of which they were members.

Compensation Committee Report

The Compensation and Stock Option Committee of the Board of Directors (the ‘‘Committee’’), consists of three outside directors whose responsibilities include the recommendation to the full Board of Directors of a compensation package for the Chief Executive Officer; review and approval of other senior executive officer compensation; review and approval of corporate management compensation policies; and management of the Company’s stock option and equity incentive plans.

Compensation

The fundamental philosophy of the Committee regarding executive compensation is to offer competitive compensation opportunities and to align individual compensation with the goals, values and priorities of the Company. Compensation for executive officers currently consists of three basic elements: base compensation and benefits, salary ‘‘at-risk’’, and awards of long-term equity incentives through non-qualified stock options. In addition, in 1998 the Company instituted an Executive Retention Plan in order to help retain certain key employees.

Base compensation and benefits for 2001 were determined based upon a current analysis and previous studies of comparable industry groups. Bonuses for the senior executive officers described in the “Summary Compensation Table” below were based on the attainment of specific objectives. For other senior managers, the Committee approved two incentive compensation plans for 2001. The Company's 2001 Management Incentive Program (“MIP”) covered 88 management positions. Under the MIP, an individual could earn a bonus based upon Company-wide success in meeting management's goals, based upon thresholds of achievements of earnings before interest, taxes, depreciation and amortization (“EBITDA”), and certain individuals were eligible to receive an additional bonus based on achieving specific personal goals and objectives. In addition, the Committee approved a Fourth Quarter Opportunity Bonus to provide incentives to capitalize on available opportunities. This bonus was tied to EBITDA for the fourth quarter. Payments under the MIP and Fourth Quarter Opportunity Bonus for 2001 totaled $1,848,975 and payments to individual participants ranged from $5,598 to $57,660.

The final element of compensation for executives is long-term equity incentives through grants of non-qualified stock option awards. Awards are designed to align the interests of executives with those of stockholders of the Company and to encourage long-term retention of executives through periodic vesting. Awards were made during 2001 at current market prices, and most options vest as to 20% at the end of each successive year of service. During 2001, options were awarded to 10 employees of the Company. Individual awards ranged from 2,500 to 100,000 shares based upon the individual’s position and ability to positively impact Company results, adjusted according to his or her performance rating. The Chief Executive Officer, Alan S. McKim, did not receive any options during 2001, nor during any previous year.

In 1998, the Company instituted an Executive Retention Plan (the “Retention Plan”) which currently covers 14 members of senior management. The Retention Plan provides for severance payments for terminations other than for “cause” in exchange for one year non-competition agreements. For terminations other than for cause and not related to a change in control, the Retention Plan calls for the payment of up to one year of base salary at the rate in effect at the time of termination of employment, payable periodically in accordance with the Company’s normal executive salary payment polices, plus up to one year of continued medical, dental, life insurance and other benefits, if any, available to the executive at the time of his or her termination of employment.

Under the Retention Plan, in the event of a Change in Control (as defined in the Plan), the executive will receive severance benefits equal to one year’s base salary and benefits if his or her employment with the Company is terminated for any reason within 30 days after a Change in Control. Also, an executive shall be entitled to receive the same severance benefits if the executive does not receive a position equal to the position that the executive held prior to the Change in Control or if the primary work location is not within 30 miles of such location prior to the Change in Control. If the executive accepts a position with the successor corporation after the Change in Control, and, within two years of the Change in Control, the executive’s position changes so as not to be equal to his or her position prior to the Change in Control, then the executive shall be entitled to the same severance benefits. Under the Retention Plan, one year’s base salary is payable within 30 days after termination of employment relating to a Change in Control.

Chief Executive Officer Compensation

During 2001, base compensation of the Chief Executive Officer, Alan S. McKim, was $300,000. Mr. McKim’s incentive compensation for 2001 was based upon the Company’s refinancing the $50,000,000 of Senior Notes (the “Senior Notes”), achievement of a base line EBITDA goal and various individual goals established by the Committee. The Committee awarded Mr. McKim bonuses which totaled $400,000 for 2001 due to his meeting or exceeding the goals established.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that annual compensation paid to any officer exceeds $1 million. Compensation paid to the Company’s executive officers during the 2001 fiscal year did not exceed the $1 million individual limit. Should the individual compensation of any executive officer approach the $1 million level, the Compensation Committee would attempt to minimize the impact of Code Section 162(m) on the Company.

Members of the Committee
Daniel J. McCarthy, Chairman
John F. Kaslow
Lorne R. Waxlax

Compensation of Executive Officers

The following table sets forth compensation information for the Chief Executive Officer and the four other most highly compensated executive officers of the Company and its subsidiaries who were serving as executive officers at the end of 2001.

Summary Compensation Table

Long-Term Compensation(1)
	Annual Compensation				Awards	Payouts
Name and Principal Position	Year	Salary	Bonus	Other	Securities Underlying Options Granted (shares)		All Other Compensation(2)
Alan S. McKim	2001	$300,000	$400,000	$360	—	—		$—
Chairman of the Board, President and Chief Executive Officer	2000 1999	300,000 300,000	— —	360 408	— —	— —		— —

Gene A. Cookson Executive Vice President and Chief Operating Officer*	2001 2000 1999	$225,000 197,583 178,000	$325,000 156,392 4,272	$240 240 408	100,000 30,000 30,000	— — —	$	— — —

William J. Geary Executive Vice President and General Counsel*	2001 2000 1999	$150,000 150,000 150,000	$120,800 57,195 38,600	$7,752 7,752 8,340	— 20,000 —	— — —	$	— 51,370 55,687
Roger A. Konecke Senior Vice President and Chief Finanical Officer	2001 2000 1999	$145,833 135,000 135,000	$82,660 51,475 4,702	$552 552 1,076	— — —	— — —	$	— — —
David M. Parry (3) Senior Vice President Eastern Operations*	2001 2000	$135,000 123,125	$88,720 78,151	$216 4,822	15,000 20,000	— —	$	— —

*	Clean Harbors Environmental Services, Inc.
(1)
No restricted stock or stock appreciation rights were awarded during 2001, or held at the end of 2001. The Company does not have a long-term incentive plan, and there were no long-term incentive plan payouts during 2001.

(2)	Consists of the forgiveness of a loan for Mr. Geary.
(3)	Mr. Parry was elected an executive officer in 2000.

Options

The following table illustrates the hypothetical value of stock options granted to the individuals named in the Summary Compensation Table during 2001, based on assumed annual growth rates of 5% and 10% in the value of the Company’s stock price over the life of the stock options. The amounts set forth under ‘‘Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term’’ reflect required disclosures pursuant to regulations of the Securities and Exchange Commission. The actual value to be realized, if any, could be more or less than the assumed values depending upon the performance of the stock. Under the terms of the Company’s Stock Option and Equity Incentive Plans, the Compensation and Stock Option Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. In 2001 no stock options were repriced, and no stock appreciation rights were awarded.

Option Grants in 2001

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2001	Exercise or Base Price per Share (1)	Expiration Date	5% Annual Growth rate	10% Annual Growth rate
Alan S. McKim	—	—	$—	—	$—	$—
Gene A. Cookson	100,000	46.6%	3.26	12/13/11	205,020	519,560
William J. Geary	—	—	—	—	—	—
Roger A. Koenecke	—	—	—	—	—	—
David M. Parry	15,000	7.0%	2.26	9/26/11	21,320	54,028

(1)	The exercise prices of the options granted in 2001 were equal to the fair market value of the Common Stock on the date each option was granted.
(2)
All options have a ten-year term, vest over five years, and are exercisable as to 20% of the shares on the first anniversary of the date of grant and as to an additional 20% on each anniversary date thereafter.

Option Exercises and Year-End Option Values
The following table shows for the individuals named in the Summary Compensation Table the aggregate number of any options exercised, the value realized (market value of underlying shares on exercise minus the exercise price), the number of unexercised options held by each individual at year-end, and the value of unexercised in-the-money options at year-end. The high and low sales prices of the Company’s Common Stock in 2001 were $4.900 and $1.531. The last sale price at year-end was $3.370. No stock appreciation rights were exercised during 2001 or held by such individuals at year-end.

Option Exercises in 2001

	Number of Shares Acquired on Exercise		Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End
Name		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Alan S. McKim	—	$—	—	—	$—	$—
Gene A. Cookson		—	42,000	158,000	67,980	87,420
William J. Geary	—	—	37,800	2,200	42,152	3,427
Roger A. Koenecke	—	—	24,000	16,000	46,320	30,880
David M. Parry	—	—	22,555	38,870	31,520	47,828

Termination of Employment and Change of Control Agreements

The Company provides ‘‘change of control’’ protection under stock option agreements awarded to executive officers. Some of those agreements provide that options will automatically fully vest upon a change of control, while others provide that if an employee is involuntarily terminated or experiences a change of position and a reduction in salary or relocation within twelve months of a change of control, the employee’s options become fully vested.

As discussed more fully in the Compensation Committee Report, the Company has an Executive Retention Plan (“Retention Plan”) that covers 14 members of executive and senior management. The Retention Plan provides for severance payments equal to one year’s base salary for terminations that are due to a change in control of over 50% of the shares of the Company. In addition to severance, the Retention Plan provides for one year of continued medical, dental, life insurance and other benefits, if any, available to the executive at the time of his or her termination of employment.

Independent Auditors Fees

In addition to retaining PricewaterhouseCoopers LLP (PwC) to audit the consolidated financial statements for 2001, the Company and its subsidiaries retained PwC to provide tax services in 2001. The aggregate fees billed for professional services by PwC for 2001 for these services were:

•
Audit Fees:    $212,500 for services rendered for the annual audit of the Company’s consolidated financial statements for 2001 and the quarterly reviews of the financial statements included in the Company’s Forms 10-Q.

•	Tax Fees: $130,992 for tax services related largely to resolving a $3,000,000 assessment for state income taxes for one of the states in which the Company operates and for general tax services.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is comprised of the three directors named below. Each member of the Committee is an independent director. The Committee has adopted a written charter which has been approved by the Board of Directors, and which was filed as Appendix A of the 2001 Proxy Statement. The Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements, and with the Company’s auditors, PricewaterhouseCoopers LLP (PwC). The Company’s independent auditor for 2001, PwC, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 “Communication With Audit Committees.” PwC has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” and the Committee discussed with PwC that firm’s independence. The Committee also considered whether PwC’s provision of non-audit services, which consisted primarily of tax services, is compatible with PwC’s independence.

Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2001 and that PWC be appointed independent auditors for the Company for 2002. The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

John F. Kaslow, Chairman
John T. Preston
Thomas J. Shields

Appointment of Independent Accountants

The Company’s independent public accountants will be selected by the Board of Directors at its meeting following the Annual Meeting of Stockholders. The Board of Directors anticipates that it will select PricewaterhouseCoopers LLP (PwC) to serve as the Company’s independent public accountants for the year ending December 31, 2002. PwC or its predecessor has served as the Company’s independent public accountants since the fiscal year ended February 28, 1990. Representatives of PwC are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Performance Graph

The following graph compares the five-year return from investing $100 on January 1, 1997 in each of Clean Harbors, Inc. Common Stock, the NASDAQ Market Index of companies, and an index of environmental services companies, compiled by Media General Financial Services, Inc. The environmental services group used by Media General Financial Services, Inc. includes all companies whose listed line-of-business is SIC Code 4953 (refuse systems), and assumes reinvestment of dividends on the ex-dividend date. An index compares relative performance since a particular starting date. In this instance, the starting date is December 31, 1996, when the Company’s Common Stock closed at $2.25 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 5% of a registered class of the Company’s equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company. Based solely on its review of copies of the reports received by it, or written representations from certain reporting persons, the Company believes that during 2001 all such filing requirements were satisfied on a timely basis.

AMENDMENT OF STOCK INCENTIVE PLAN
(Item 2 on Proxy Form)

On February 22, 2002, the Company signed an Acquisition Agreement to acquire the Chemical Services Division of Safety-Kleen Corp., which Agreement was amended on March 8, 2002. Because Safety-Kleen and 73 of its domestic subsidiaries are operating under Chapter 11 of the Bankruptcy Code pursuant to a proceeding in the Bankruptcy Court for the District of Delaware, any sale of Safety-Kleen’s Chemical Services Division must comply with the Bankruptcy Code and be approved by the Bankruptcy Court. In addition, the proposed acquisition is contingent upon satisfactory completion of due diligence, various regulatory approvals and obtaining adequate financing. If the Company successfully completes the acquisition of Safety-Kleen’s Chemical Services Division, the Company now anticipates the closing will occur during the third quarter of 2002.

The Company’s Board of Directors believes that, if the Company’s acquisition of Safety-Kleen’s Chemical Services Division is successfully completed, an increase in the number of the Company’s shares available for stock incentives will be necessary to attract and retain those highly competent individuals whose judgment, initiative and leadership will be required to integrate the operations of the Division into the Company. The Company’s Board of Directors is proposing to amend the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) by increasing the awards (“Awards”) that can be issued under the Plan from the 800,000 shares of Common Stock approved at the 2000 Annual Meeting of Stockholders to 1,500,000 shares. If such amendment is approved by the Stockholders, such amendment will become effective only if and when the closing of the acquisition of Safety-Kleen’s Chemical Services Division takes place. As of March 1, 2002, there were 537,306 shares available to be awarded under the 2000 Plan. Under the proposed amendment, the number of shares available to be awarded under the Plan as of March 1, 2002 will be increased from 537,306 to 1,237,306. Under the terms of the 2000 Plan, stockholder approval is required for any amendment that increases the number of shares of Common Stock subject to the Plan (other than in connection with an adjustment upon a change in capitalization).

The 2000 Plan provides that the Compensation and Stock Option Committee (the “Committee”) of the Company’s Board of Directors may grant awards for up to the number of shares of Common Stock available under the Plan (subject to anti-dilution adjustments, at the sole discretion of the Committee). All employees, directors and consultants to the Company or any of its subsidiaries are eligible to participate, except that directors who are not employees may participate only to the limited extent described below under “Types of Awards.” At the discretion of the Committee, Awards may be in the form of incentive stock options (“ISOs”) which qualify for special federal income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), options which are not qualified for special tax treatment (“Non-Qualified Stock Options”) and restricted stock.

The 2000 Plan is now the only plan in effect under which Awards may be granted to the Company’s employees and directors, although the Company also has an Employee Stock Purchase Plan under which employees of the Company and its subsidiaries may purchase shares of Common Stock at 85% of the current market price. The Company previously had in effect additional plans (the “1987 Plan” and the “1992 Plan”). Under the 1987 Plan, the Committee could grant Non-Qualified Stock Options. The 1987 Plan expired on March 2, 1997, although stock options outstanding under the 1987 Plan (for a maximum of 160,200 shares as of March 1, 2002) may continue to be exercised until such options expire or are terminated in accordance with their respective terms. Under the 1992 Plan, the Committee could grant ISO’s, Non-Qualified Stock Options, restricted stock, performance stock units, and stock appreciation rights. The 1992 Plan expired on  March 15, 2002, although stock options outstanding under the 1992 Plan (for a maximum of 1,080,538 shares as of March 1, 2002) may continue to be exercised until such options expire or are terminated in accordance with their respective terms.

Types of Awards

The 2000 Plan provides that the Committee may grant Awards to employees, directors, and consultants in any of the following forms:

Options.    The Compensation Committee may award ISOs and Non-Qualified Stock Options (collectively, “Options”) and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. Except for automatic grants of certain options to Non-Employee Directors of the Company as described below and any additional awards which the Company’s Board of Directors may elect to make to Non-Employee Directors, the 2000 Plan provides that the Committee will have full discretion (subject to the terms of the Plan) in making such grants. However, as required by the Code, the option price per share of Common Stock purchasable under an ISO shall not be less than 100% of the fair market value of the Common Stock on the date of award. Furthermore, if the grantee of an ISO then owns more than 10% of the voting power of all classes of the Company’s capital stock then outstanding, the option price per share of Common Stock purchasable under an ISO shall be not less than 110% of the fair market value of the Common Stock on the date of award. The 2000 Plan provides that the option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be determined by the Committee in its discretion, and such price may be less than, equal to or greater than the fair market value of the Common Stock on the date of award. Options may be exercisable for not more than ten years after the date the Option is awarded.

In addition to the grant of Options at the Committee’s discretion (or the discretion of the Company’s Board of Directors in the case of any additional awards to the Company’s Non-Employee Directors), the 2000 Plan also provides for non-discretionary grants of Non-Qualified Stock Options to all directors of the Company who are both neither employees nor providers of material amounts of consulting or other services to the Company (“Non-Employee Directors”). Each Non-Employee Director who is first elected a member of the Company’s Board of Directors while the 2000 Plan is in effect shall automatically receive the grant of a Non-Qualified Stock Option to purchase that number of shares of Common Stock determined by multiplying 2,000 by the number of years or portion thereof for which the Director shall be elected to serve and rounding the result to the nearest whole number. After the initial grant of non-discretionary options under the 2000 Plan at the time of initial election, each Non-Employee Director subsequently re-elected at any meeting of stockholders held while the 2000 Plan remains in effect shall receive as of the date of each such meeting the grant of a Non-Qualified Stock Option to purchase that same number of shares of Common Stock as determined for the initial election. Options granted to Non-Employee Directors elected for a term of one year are immediately exercisable. Options granted to Non-Employee Directors elected for a term of more than one year shall be exercisable immediately as to 2,000 shares and as to 2,000 additional shares (or such lesser number as shall have been awarded) at the commencement of each successive year of the term. The purchase price of the shares of Common Stock subject to each such Option shall be the closing price of a share of the Common Stock on NASDAQ on the date the Option is granted.

Restricted Stock.    An Award of restricted stock (“Restricted Stock”) entitles the participant to acquire shares of Common Stock subject to such conditions and restrictions as the Committee shall determine, which will normally include a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant’s termination of employment. Subject to the provisions of the 2000 Plan, the Committee may award shares of Restricted Stock and determine the purchase price therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Committee may also thereafter modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for cash equal to less than the fair market value of the Common Stock on the date of Award or no cash consideration. A participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights and any other conditions contained in the Award.

Other Material Provisions of 2000 Plan

Granting of Awards.    Each Award may be made alone, in addition to, or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the 2000 Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter. The Committee determines whether Awards are to be settled in whole or in part in cash, Common Stock, other securities of the Company, or other property. The Committee may permit a participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts.

Outstanding Awards.    Awards may not be made under the 2000 Plan after April 25, 2010, but outstanding Awards may extend beyond such date. Common Stock subject to Options which expire or are terminated prior to exercise and Common Stock which has been forfeited under the terms of Restricted Stock Awards will be available for future Awards under the Plan. Both treasury shares and authorized but unissued shares may be used to satisfy Awards under the Plan. Any proceeds received by the Company from transactions under the Plan will be used for the general purposes of the Company.

Administration.    The Committee serves as the administrator of the 2000 Plan. In such capacity, the Committee determines, from among those employees and consultants eligible to receive Awards, those to whom Awards should be granted and the type of Awards to be granted. In addition, subject to certain limitations, the Committee has authority to resolve any disputes arising under the terms of the outstanding Awards.

Amendment.    The Company’s Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time. However, no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision. Accordingly, stockholder approval would be required for any amendment that increases the number of shares of Common Stock subject to the 2000 Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the class of employees, directors or consultants of the Company eligible to be granted Awards by the Committee under the Plan.

Certain Tax Information

Incentive Stock Options.    For federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the option, and no deduction is allowed to the Company upon either the grant or the exercise of the ISO. Rather, if shares acquired upon the exercise of an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain. The 2000 Plan requires each employee granted an ISO under the 2000 Plan to notify the Committee in the event that the optionee disposes of Common Stock acquired upon exercise of an ISO either within the two-year period following the date the ISO was granted or within the one-year period following the date the optionee receives Common Stock upon the exercise of an ISO. If an optionee is required to recognize ordinary income as a result of a disqualifying disposition of shares acquired upon exercise of an ISO, the Company will be entitled

(subject to certain limitations on employee remuneration in excess of $1 million under Section 162(m) of the Code) to a corresponding deduction from its taxable income provided the Company complies with certain reporting requirements. Any such increase in the taxable income of the optionee or deduction from the taxable income of the Company attributable to such disposition is treated as an increase in taxable income or a deduction from taxable income in the taxable year in which the disposition occurs.

“Alternative minimum taxable income” in excess of a taxpayer’s exemption amount is subject to the alternative minimum tax, which is currently imposed at a rate of 26% to 28% on individuals and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax. The optionee’s basis for the shares acquired for regular income tax purposes will not be increased by the amount of alternative minimum taxable income recognized on exercise, but the optionee may be able to recover the amount of his or her alternative minimum tax liability through the alternative minimum tax credit against future gain from sale of the stock.

If the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock covered by ISOs granted to an individual optionee which become exercisable for the first time in a calendar year exceeds $100,000, the amount of the excess will not be treated as shares acquired through exercise of an ISO.

Non-Qualified Stock Options.    For federal income tax purposes, a person who is granted a Non-Qualified Stock Option will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The optionee’s basis for such shares will be increased by the amount which is deemed compensation income. For the year in which a Non-Qualified Stock Option is exercised, the Company will be entitled (subject to certain potential limitations under Section 162(m) of the Code) to a deduction in the same amount as the optionee is required to include in his or her income provided the Company withholds and deducts as required by law. When the optionee disposes of such shares, he or she will recognize capital gain or loss.

Restricted Stock.    A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, minus the amount (if any) paid for such stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at the time (measured as if the shares were unrestricted and could be sold immediately), minus the amount (if any) paid for such stock. For the year in which any such ordinary income is realized by the recipient of Restricted Stock, the Company will be entitled (subject to certain potential limitations in Section 162(m) of the Code) to a deduction in the same amount as the recipient is required to include in his or her income, provided the Company withholds and deducts as required by law. If the election is made, no taxable income will be realized when the shares subject to such election are no longer subject to forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate realization of income under Section 83(b) of the Code).

Other Tax Consequences.    The foregoing is a general summary only of the principal federal income tax aspects of Awards to be granted under the 2000 Plan, and tax consequences may vary depending on the particular circumstances associated with any Award. In addition, the relevant provisions of the Code and the Regulations thereunder and administrative and judicial interpretations are subject to change. Furthermore, no information is given with respect to foreign, state or local taxes that may be applicable in the case of any Award in addition to, or in lieu of, U.S. federal income taxes.

All awards which have been made to date under the 1987, 1992 and 2000 Plans have been in the form of Non-Qualified Stock Options, with exercise prices equal to at least 100% of the closing price of Common Stock on NASDAQ on the dates on which such awards were made. The following table shows all of the stock options which were granted through March 1, 2002 and had not expired as of March 1, 2002 under the 1992 and 2000 Plans to each of the individuals named in the “Summary Compensation Table” earlier in this Proxy Statement and to the groups specified in the table. Of the total 3,916,745 stock options which have been granted under the 1992 and 2000 Plans, a total 2,438,513 terminated in accordance with their respective terms prior to exercise, and the shares originally subject to those terminated options therefore became available for purposes of additional grants under the Plans. See the tables entitled “Option Grants in 2001” and “Option Exercises in 2001” earlier in this Proxy Statement for a further description of the stock options which were previously granted to the Company’s principal executive officers and those options which remained unexercised as of December 31, 2001.
Name and Principal Position	Amount of Option Shares
Alan S. McKim	—
Chairman of the Board and Chef Executive Officer
Gene A. Cookson	200,000
Executive Vice President and Chief Operating Officer *
William J. Geary	36,000
Executive Vice President and General Counsel *
Roger A. Koenecke	40,000
Senior Vice President and Chief Financial Officer
David M. Parry	56,675
Senior Vice President, Eastern Operations *
All current executive officers as a group (11 persons)	546,069
All current directors who are not executive officers as a group (6 persons).	98,750
All employees, including all officers who are not executive officers,
as a group (324 persons)	833,413

*Clean Harbors Environmental Services, Inc.

Recommendation by Board of Directors

As described above, the Company’s Board of Directors believes that, if the Company’s acquisition of Safety-Kleen’s Chemical Services Division is successfully completed, amendment of the 2000 Stock Incentive Plan to increase the number of shares authorized for issuance under the Plan from 800,000 to 1,500,000 will allow the Company to attract and retain the highly trained and motivated individuals which will be required to integrate the proposed acquisition of the Division into the Company. The proposed amendment will become effective only if and when the closing of the acquisition takes place. Accordingly, the Board recommends that the stockholders vote “FOR” the proposed amendment of the 2000 Stock Incentive Plan. Proxies will be voted in the manner specified therein or, if no specification is made, in favor of approval.

STOCKHOLDER PROPOSALS

Proposals which qualified stockholders intend to present at the 2003 Annual Meeting must be received by the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting no later than December 31, 2002.

Shareholders of record who do not submit proposals for inclusion in the Proxy Statement but who intend to submit a proposal at the 2003 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Clerk and received at the Company’s principal executive offices not earlier than December 31, 2002 and not later than January 31, 2003. The written notice must satisfy certain requirements specified in the Company’s By-Laws. A copy of the By-Laws will be sent to any shareholder upon written request to the Clerk.

OTHER MATTERS

THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY’S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO STEPHEN H. MOYNIHAN, SENIOR VICE PRESIDENT PLANNING AND DEVELOPMENT, CLEAN HARBORS ENVIRONMENTAL SERVICES, INC., 1501 WASHINGTON STREET, BRAINTREE, MASSACHUSETTS 02184-7535, TELEPHONE (781) 849-1800, EXT. 4454.

Except for the matters set forth above, management knows of no other matter which is to be brought before the meeting, but if any other matter shall properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matter.

By Order of the Board of Directors,

C. Michael Malm, Clerk

March 21, 2002
THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
CLEAN HARBORS, INC.

April 24, 2002

¯    Please Detach and Mail in the Envelope Provided    ¯

Please mark your
votes as in this
A ☒
example.

1. To elect the	FOR	WITHHELD	John F. Kaslow
nominees listed at right as Class I directors			Alan S. McKim
of the Company for a three-year term, until the 2005 Annual Meeting of Stockholders and until their respective successors shall be duly elected.	☐	☐	Thomas J. Shields

For, except vote withheld from the following nominee:

2. To amend the 2000 Stock Incentive Plan to	FOR	AGAINST	ABSTAIN
increase, subject to completion of the Company’s acquisition of Safety-Kleen’s Chemical ServicesDivision, the number of shares authorized for	☐	☐	☐
issuance under the Plan from 800,000 to 1,500,000.

SIGNATURE:                                                                                                                                 DATE:

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

CLEAN HARBORS, INC.
This Proxy Is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Alan S. McKim, Stephen H. Moynihan and C. Michael Malm, and each of them acting solely, with the pull power of substitution, as the true and lawful attorney-in-fact and proxy for the undersigned to vote all shares of Common Stock of Clean Harbors, Inc, (the “Company”) which the undersigned is entitled to vote at the annual meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, April 24, 2002 at Seaport Hotel, One Seaport Lane, The Seaport Ballroom, Boston, Massachusettes, or any adjournment thereof, hereby revoking any proxies hereto given. Each such proxy is hereby directed to vote upon the matters set forth on the reverse side hereof and, in his own discretion, upon such other matters as may properly come before the meeting.
(To be Signed on Reverse Side)

2